UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________

FORM 8-K
_____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 1, 2010

PRESTIGE BRANDS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32433 (Commission File Number)	20-1297589 (IRS Employer Identification No.)

90 North Broadway, Irvington, New York 10533
 (Address of Principal Executive Offices)

(914) 524-6810
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01                      Entry into Material Definitive Agreement

Supplemental Indenture

On November 1, 2010, Prestige Brands Holdings, Inc. (the “Company”), its wholly-owned subsidiary Prestige Brands, Inc. (“Prestige Brands”), and certain subsidiaries of the Company (together with the Company, the “Guarantors”) entered into a supplemental indenture (the “Supplemental Indenture,” and together with the Base Indenture (defined below), the “Indenture”) with U.S. Bank National Association, as trustee (the “Trustee”), relating to the issuance by Prestige Brands of $100 million aggregate principal amount of 8.25% senior notes due 2018 (the “Notes”).  The Notes were sold in a private placement transaction pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the "Securities Act").  The Supplemental Indenture supplements that certain indenture, dated as of March 24, 2010, by and among the Company, Prestige Brands, the guarantors thereto, and the Trustee (the “Base Indenture”), which was filed as Exhibit 4.2 to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2010 (filed with the Securities and Exchange Commission (the “Commission”) on June 11, 2010) and is incorporated herein by this reference.

The terms of the Notes are governed by the Indenture.  The Company received gross proceeds of approximately $100,937,500 for issuance of the Notes, which bear a stated interest rate of 8.25% per annum, and are payable semi-annually on April 1 and October 1 of each year, beginning on October 1, 2010.  The Notes mature on April 1, 2018.  The Notes are senior unsecured obligations of Prestige Brands and are guaranteed on a senior unsecured basis by the Guarantors, including the Company.  The Notes are effectively junior in right of payment to all existing and future secured obligations of Prestige Brands and the Guarantors, equal in right of payment with all existing and future senior indebtedness of Prestige Brands and the Guarantors, and senior in right of payment to all future subordinated debt of Prestige Brands and the Guarantors.

At any time prior to April 1, 2014, Prestige Brands may redeem the Notes in whole or in part at a redemption price equal to 100% of the principal amount of the notes redeemed, plus a “make-whole premium” calculated as set forth in the Indenture, together with accrued and unpaid interest, if any, to the date of redemption.  Prestige Brands may redeem the Notes in whole or in part at any time on or after April 1, 2014 at a redemption price of 104.125% of the principal amount thereof if the redemption occurs during the 12-month period beginning on April 1, 2014, at a redemption price of 102.063% of the principal amount thereof if the redemption occurs during the 12-month period beginning on April 1, 2015, and at a redemption price of 100% of the principal amount thereof on and after April 1, 2016, in each case, plus accrued and unpaid interest, if any, to the redemption date.  In addition, prior to April 1, 2013, with the net cash proceeds from certain equity offerings, Prestige Brands may redeem up to 35% in aggregate principal amount of the Notes at a redemption price of 108.250% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the redemption date.

Within 30 days of the occurrence of a change of control triggering event, as defined in, and subject to the exceptions in, the Indenture, Prestige Brands shall make a change of control offer to each holder of Notes.  The holders of the Notes will have the right to accept the offer and require Prestige Brands to repurchase all or any portion of such holder’s Notes at a redemption price of 101% of the principal amount thereof, plus any accrued and unpaid interest to the repurchase date.

The Indenture contains certain covenants that will limit, among other things, the ability of Prestige Brands and the Guarantors to:

•	incur additional indebtedness;

•	pay dividends or make other restricted payments;

•	make certain investments;

•	create or permit certain liens;

•	sell assets;

•	create or permit restrictions on the ability of our restricted subsidiaries to pay dividends or other distributions to us;

•	engage in transactions with affiliates; and

•	consolidate or merge with or into other companies or sell all or substantially all of our assets.

The Indenture contains customary events of default, including:

•	failure to make required payments;

•	failure to comply with certain agreements or covenants;

•	failure to pay, or acceleration of, certain other material indebtedness;

•	failure to pay certain judgments; and

•	certain events of bankruptcy and insolvency.

An event of default under the Indenture will allow either the trustee or the holders of at least 25% in principal amount of the then-outstanding Notes to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the Notes.

Prestige Brands used the net proceeds from the sale of the Notes, together with the Incremental Term Loan (defined below), to purchase 100% of the capital stock of Blacksmith Brands Holdings, Inc. and pay associated fees and expenses.

The foregoing summary of the material terms of the Base Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, which was incorporated by reference above.

Registration Rights Agreement

In connection with the issuance of the Notes, Prestige Brands, the Guarantors and the initial purchasers for the Notes entered into a registration rights agreement dated November 1, 2010 (the “Registration Rights Agreement”).  Under the Registration Rights Agreement, Prestige Brands and the Guarantors agree, among other things, to use their commercially reasonable efforts to file and cause to become effective an exchange offer registration statement with the Commission with respect to a registered offer (the “Exchange Offer”) to exchange the Notes for notes of Prestige Brands that are registered under the Securities Act but otherwise substantially identical in all material respects to the Notes (the “Exchange Notes”).  Under certain circumstances, in lieu of a registered exchange offer, Prestige Brands and the Guarantors have agreed to file a shelf registration statement with the Commission with respect to the resale of the Notes.  In the event that the Exchange Offer is not consummated on or prior to the 366th day after the original issue of the Notes, the annual interest rate borne by the Notes will be increased by 0.25% for the first 90-day period immediately following such date and by an additional 0.25% per annum with respect to each subsequent 90-day period, up to a maximum additional rate of 1.00% per annum thereafter, until the Exchange Offer is completed, the shelf registration statement is declared effective or, if such shelf registration statement ceased to be effective, again becomes effective or until the second anniversary of the original issue date of the Notes, unless such period is extended as described in the Registration Rights Agreement.

Incremental Term Loans and Additional Revolving Commitments

On November 1, 2010, Prestige Brands (the “Borrower”), the Company and certain subsidiaries of the Company entered into an increase joinder (the “Increase Joinder”) to the existing Credit Agreement dated as of March 24, 2010, among the Borrower, the Company, Bank of America, N.A., as administrative agent, Deutsche Bank Securities Inc., as syndication agent, and a syndicate of financial institutions and institutional lenders (the “Senior Secured Credit Facilities”) which was filed as Exhibit 10.1 to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2010 (filed with the Commission on June 11, 2010) and is incorporated herein by this reference.  Pursuant to the terms of the Increase Joinder, Bank of America, N.A. and Deutsche Bank Trust Company Americas (the “Increase Lenders”) agreed to extend additional term loans and revolving credit commitments to the Borrower under the Senior Secured Credit Facilities.

The Increase Joinder provides for:

•	Additional term loans in an aggregate principal amount of $115 million (the “Incremental Term Loans”); and

•
Additional revolving credit commitments in an aggregate principal amount of up to $10 million (the “Additional Revolving Commitments”; together with the Incremental Term Loans, the “Facilities Increase”).

A significant portion of the net proceeds of the Incremental Term Loans and the Notes were used to purchase 100% of the capital stock of Blacksmith Brands Holdings, Inc. and to pay related fees and expenses.  The remaining portion of the Incremental Term Loans and the Additional Revolving Commitments will be used for working capital and general corporate needs.

Uncommitted Incremental Increases. The Borrower has the right to increase the commitments under the Senior Secured Credit Facilities by up to $200 million, provided certain conditions are met.  After giving effect to the Facilities Increase, the Borrower has the right to increase the commitments under the Senior Secured Credit Facility by $75 million.  None of the lenders, other than the Increase Lenders pursuant to the Increase Joinder, under the Borrower’s

Senior Secured Credit Facilities has committed or is obligated to provide any such increase in the commitments.

Collateral and Guarantees. All obligations of the Borrower under the Senior Secured Credit Facilities and any exposure in respect of secured cash management transactions incurred on behalf of the Borrower or any other loan party, or under any secured interest rate agreement or other secured hedging arrangements entered into with any of the lenders, is unconditionally guaranteed by the Guarantors, including the Company, and, under certain limited circumstances, certain of the Company’s future foreign subsidiaries.

Except as provided below, the obligations under the Senior Secured Credit Facilities, including the Facilities Increase, are secured by a first-priority security interest in substantially all of the assets of the Borrower and each Guarantor, including but not limited to:

•
A perfected, first-priority pledge of all of the capital stock held by the Borrower or any Guarantor, except for 35% of the voting stock of certain non-U.S. subsidiaries, to the extent that such pledge would result in adverse tax consequences to the Borrower or a Guarantor, and

•	Perfected first-priority security interests in substantially all other tangible and intangible assets of the Borrower and the Guarantors.

Interest and Fees. All loans will bear interest, at the option of the Borrower, at one of the following rates:

•
Base Rate Loans. (1) at a rate per annum equal at all times to the highest of (a) Bank of America N.A.’s “prime rate”; (b) 0.50% per annum plus the Federal Funds Rate; and (c) the Eurodollar Rate for an interest period of one month plus 1.00% plus (2) the applicable margin then in effect.

•	Eurodollar Rate Loans. (1) at a rate per annum equal to the sum of (a) the Eurodollar Rate determined for the applicable interest period and (b) the applicable margin then in effect.

Default Interest. During the continuance of a material event of default or, upon (i) receipt by the Borrower of a notice from the administrative agent or (ii) receipt by the administrative agent of a notice from the requisite lenders, during the continuance of any other event of default, loans shall bear interest at an additional 2% per annum.

Unused Commitment Fee. An unused commitment fee equal to 0.50% per annum of the daily average unused portion of the revolving credit facility will accrue, payable quarterly in arrears and at maturity of the revolving credit facility.

Repayment; Prepayments. The term loan facility, including the Incremental Term Loans, will mature on March 24, 2016.  Each loan thereunder will amortize during the period such loan is outstanding in quarterly installments that shall each be equal to 0.25% of the initial principal amount of the loans made under the term loan facility with the balance of such loan payable on the maturity date. The amortization of the term loans made under the Senior Secured Credit

Facilities, including the Incremental Term Loans, may be affected by optional or mandatory prepayments made under the Senior Secured Credit Facilities.

The revolving credit facility will mature, and the revolving credit commitments relating thereto, including the Additional Revolving Commitments, will terminate on March 24, 2015.

Optional prepayments of borrowings under the Senior Secured Credit Facilities, and optional reductions of the unutilized portion of the revolving credit facility commitments, will be permitted at any time, in minimum principal amounts to be agreed, without premium or penalty, subject to reimbursement of the lenders’ redeployment costs in the case of a prepayment of Eurodollar Rate borrowings other than a prepayment made on the last day of the relevant interest period.

Mandatory Prepayments. The Senior Secured Credit Facilities require, subject to certain exceptions, prepayments from excess cash flow, and from the proceeds of certain asset sales, issuances of debt, and insurance.

Certain Covenants. The Senior Secured Credit Facilities require the Borrower to meet certain financial tests, including without limitation, a maximum leverage ratio, a minimum interest coverage ratio and a maximum capital expenditures covenant.  In addition, the Senior Secured Credit Facilities contain certain representations and warranties and affirmative and negative covenants which, among other things, limit the incurrence of additional indebtedness, guarantees, investments, distributions, transaction with affiliates, asset sales, acquisitions, capital expenditures, mergers and consolidations, prepayment of other indebtedness, liens and encumbrances and other matters customarily restricted in such agreements.

Events of Default. The Senior Secured Credit Facilities contain customary events of default, including, without limitation, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to certain other indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency, certain ERISA events, judgment defaults in excess of specified amounts, failure of any guaranty or security document or any subordination provision supporting the Senior Secured Credit Facilities to be in full force and effect and change in control.

The foregoing summary of the material terms of the Senior Secured Credit Facilities does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which was incorporated by reference above.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On November 1, 2010, the Company completed its previously announced acquisition of Blacksmith Brands Holdings, Inc. (“Holdco”) pursuant to a definitive stock purchase agreement dated as of September 14, 2010 (the “Purchase Agreement”), by and among the Company (as Buyer), Holdco, and the stockholders of Holdco (the “Sellers”).  A copy of the Purchase Agreement was filed as Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the Commission on September 20, 2010, and is incorporated herein by reference as though it was fully set forth herein.  The purchase price was $190.0 million in cash, plus a working capital adjustment of $13.4 million.  The purchase price was funded by cash provided by the issuance of senior secured debt under the Company’s credit facility and an additional issuance of senior notes due 2018 under the Company’s existing indenture, all of which are discussed further in Item 1.01 of this Current Report on Form 8-K.

Item 2.02.	Results of Operations and Financial Condition.

On November 4, 2010, the Company announced financial results for the fiscal quarter and six months ended September 30, 2010.  A copy of the press release announcing the Company’s earnings results for the fiscal quarter and six months ended September 30, 2010 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed to be ‘‘filed’’ for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act or the Exchange Act.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.03.	Material Modifications to Rights of Security Holders

The information contained in Item 1.01 of this Current Report on Form 8-K under the heading “Supplemental Indenture” is incorporated by reference into this Item 3.03.

Item 7.01.	Regulation FD Disclosure.

Blacksmith Brands Acquisition

On November 1, 2010, the Company announced via press release that it had completed the acquisition of Blacksmith Brands Holdings, Inc. ("Blacksmith") and the financing necessary to consummate the acquisition.  The acquisition of Blacksmith was completed pursuant to the terms of the Purchase Agreement filed with the Commission as Exhibit 2.1 to the Current Report on Form 8-K filed on September 20, 2010 with the Commission.  A copy of the press release regarding the completion of the acquisition of Blacksmith and the related financing is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Earnings Press Release

The information set forth in Item 2.02 above is incorporated by reference as if fully set forth herein.

Item 9.01.	Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

The required financial statements of Blacksmith Brands Holdings, Inc. will be filed through an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

(b)           Pro Forma Financial Information.

The required pro forma financial information of the Company will be filed through an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date that this Current Report on Form 8-K was required to be filed.

(d)           Exhibits.

See Exhibit Index immediately following signature page.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESTIGE BRANDS HOLDINGS, INC.
(Registrant)

Date:  November 4, 2010

By: /s/ Peter J. Anderson
Name: Peter J. Anderson
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated November 4, 2010 announcing the Company’s financial results for the fiscal quarter and six months ended September 30, 2010 (furnished only).

99.2	Press Release dated November 1, 2010, announcing the completion of the acquisition of Blacksmith Brands Holdings, Inc. and the financing necessary to consummate the acquisition (furnished only).